CUSIP 76151R107

REVIV3 procare

NUMBER:
CERT.9999

COMMON STOCK

SHARES:
*** 9000000 ***

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
AUTHORIZED COMMON SHARES: 100,000,000

SEE REVERSE FOR STATEMENTS RELATING TO RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS, IF ANY.

COMMON STOCK

THIS CERTIFIES THAT
*** SPECIMEN ***

IS THE REGISTERED OWNER OF
*** NINE MILLION ***

FULLY PAID AND NONASSESABLE SHARES OF COMMON STOCK, PAR VALUE $0.0001 EACH, OF

REVIV3 PROCARE COMPANY

TRANSFERABLE ON THE BOOKS OF THE CORPORATION HEREOF, IN PERSON OR BY DULY AUTHORIZED ATTORNEY. UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED AND REGISTERED BY THE TRANSFER AGENT AND REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

DATED: **JANUARY 01, 2009**

SIGNED AND AUTHORIZED

JEFF TOGHRAIE - CEO

CHRIS GO - SECRETARY

REVIV3 PROCARE COMPANY
CORPORATE SEAL
MAY 21, 2015 | DELAWARE

COUNTERSIGNED & REGISTERED:

West Coast Stock Transfer, Inc.
www.westcoaststocktransfer.com

By:____________________

SC014

999999ZZ9 B 999999 AC:ACC1999